Exhibit 99.1

Contact:	Michael Bauer	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6988
	mbauer@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Fourth Quarter and Full Year Results

RPO Increased 50% over Prior Year on Strong Demand

ATLANTA – February 2, 2023 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $198.1 million for the fourth quarter ended December 31, 2022. GAAP diluted earnings per share for Q4 2022 was $0.60 compared to $0.32 in Q4 2021. Non-GAAP adjusted diluted earnings per share for Q4 2022 was $0.81 compared to $0.48 in Q4 2021.

“Manhattan's business momentum is strong, and our fourth quarter results exceeded expectations. This contributed to the company achieving record top- and bottom-line results in 2022," said Manhattan Associates president and CEO Eddie Capel.

“We enter 2023 optimistic about our market opportunity and remain committed to investing in market leading innovation. We are confident these investments will contribute to our high levels of customer satisfaction and extend our positioning as the leading innovator in core Supply Chain Execution, Omni-channel and retail Point of Sale solutions," Capel concluded.

FOURTH QUARTER 2022 FINANCIAL SUMMARY:

•
Consolidated total revenue was $198.1 million for Q4 2022, compared to $171.5 million for Q4 2021.
o
Cloud subscription revenue was $51.7 million for Q4 2022, compared to $34.8 million for Q4 2021.
o
License revenue was $5.0 million for Q4 2022, compared to $11.9 million for Q4 2021.
o
Services revenue was $99.8 million for Q4 2022, compared to $81.6 million for Q4 2021.

•
GAAP diluted earnings per share was $0.60 for Q4 2022, compared to $0.32 for Q4 2021.

• Adjusted diluted earnings per share, a non-GAAP measure, was $0.81 for Q4 2022, compared to $0.48 for Q4 2021.

• GAAP operating income was $44.7 million for Q4 2022, compared to $27.1 million for Q4 2021.

• Adjusted operating income, a non-GAAP measure, was $59.9 million for Q4 2022, compared to $39.1 million for Q4 2021.

• Cash flow from operations was $55.2 million for Q4 2022, compared to $40.1 million for Q4 2021. Days Sales Outstanding was 77 days at December 31, 2022, compared to 67 days at September 30, 2022.

• Cash totaled $225.5 million at December 31, 2022, compared to $197.1 million at September 30, 2022.

• During the three months ended December 31, 2022, the Company repurchased 206,418 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $25.2 million. In January 2023, our Board of Directors approved replenishing the Company’s remaining share repurchase authority to an aggregate of $75.0 million of our common stock.

FULL YEAR 2022 FINANCIAL SUMMARY:

•
Consolidated total revenue for the twelve months ended December 31, 2022, was $767.1 million, compared to $663.6 million for the twelve months ended December 31, 2021.
o
Cloud subscription revenue was $176.5 million for the twelve months ended December 31, 2022, compared to $122.2 million for the twelve months ended December 31, 2021.
o
License revenue was $24.8 million for the twelve months ended December 31, 2022, compared to $37.1 million for the twelve months ended December 31, 2021.

o
Services revenue was $394.1 million for the twelve months ended December 31, 2022, compared to $334.8 million for the twelve months ended December 31, 2021.
•
GAAP diluted earnings per share for the twelve months ended December 31, 2022, was $2.03, compared to $1.72 for the twelve months ended December 31, 2021.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $2.76 for the twelve months ended December 31, 2022, compared to $2.23 for the twelve months ended December 31, 2021.
•
GAAP operating income was $152.7 million for the twelve months ended December 31, 2022, compared to $134.3 million for the twelve months ended December 31, 2021.
•
Adjusted operating income, a non-GAAP measure, was $212.1 million for the twelve months ended December 31, 2022, compared to $177.9 million for the twelve months ended December 31, 2021.
•
Cash flow from operations was $179.6 million for the twelve months ended December 31, 2022, compared to $185.2 million for the twelve months ended December 31, 2021.
•
During the twelve months ended December 31, 2022, the Company repurchased 1,352,954 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $175.4 million.

2023 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2023:

	Guidance Range - 2023 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$820	$833	7%	9%

Operating Margin:
GAAP operating margin	17.6%	18.8%
Equity-based compensation	7.9%	7.7%
Adjusted operating margin(1)	25.5%	26.5%

Diluted earnings per share (EPS):
GAAP EPS	$1.81	$1.95	-11%	-4%
Equity-based compensation	0.86	0.86
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1)	$2.61	$2.75	-5%	0%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of those items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2023.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above and guideposts in the supplemental information below, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. Those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance and guideposts, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its fourth quarter and twelve months ended December 31, 2022, financial results will be held today, February 2, 2023, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ first quarter 2023 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2022.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2023 Guidance” and “Guideposts,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; disruption in the retail sector; risks related to our products’ technology and customer implementations; global instability, including the war in Ukraine; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$51,691	$34,761	$176,458	$122,195
Software license	4,979	11,948	24,848	37,070
Maintenance	35,083	37,471	142,198	145,841
Services	99,812	81,565	394,096	334,799
Hardware	6,538	5,749	29,484	23,738
Total revenue	198,103	171,494	767,084	663,643
Costs and expenses:
Cost of software license	377	507	2,126	2,309
Cost of cloud subscriptions, maintenance and services	89,629	81,124	356,111	295,518
Research and development	27,123	26,783	111,877	97,628
Sales and marketing	16,656	16,652	64,537	57,855
General and administrative	18,107	17,507	73,070	68,086
Depreciation and amortization	1,506	1,778	6,663	7,914
Total costs and expenses	153,398	144,351	614,384	529,310
Operating income	44,705	27,143	152,700	134,333
Other loss, net	828	(232)	5,421	(261)
Income before income taxes	45,533	26,911	158,121	134,072
Income tax provision	7,665	6,329	29,162	23,600
Net income	$37,868	$20,582	$128,959	$110,472

Basic earnings per share	$0.61	$0.33	$2.05	$1.74
Diluted earnings per share	$0.60	$0.32	$2.03	$1.72

Weighted average number of shares:
Basic	62,327	63,241	62,768	63,445
Diluted	63,028	64,224	63,408	64,323

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021		2022		2021

Operating income	$44,705	27,143		$152,700		134,333
Equity-based compensation (a)	15,152	11,926		59,361		43,259
Purchase amortization (c)	-	-	-	-	-	264
Adjusted operating income (Non-GAAP)	$59,857	$39,069		$212,061		$177,856

Income tax provision	$7,665	6,329		$29,162		23,600
Equity-based compensation (a)	2,045	1,873		9,058		6,272
Tax benefit of stock awards vested (b)	(3)	14		4,383		4,383
Purchase amortization (c)	-	-		-		65
Adjusted income tax provision (Non-GAAP)	$9,707	$8,216		$42,603		$34,320

Net income	$37,868	$20,582		$128,959		$110,472
Equity-based compensation (a)	13,107	10,053		50,303		36,987
Tax benefit of stock awards vested (b)	3	(14)		(4,383)		(4,383)
Purchase amortization (c)	-	-		-		199
Adjusted net income (Non-GAAP)	$50,978	$30,621		$174,879		$143,275

Diluted EPS	$0.60	$0.32		$2.03		$1.72
Equity-based compensation (a)	0.21	0.16		0.79		0.58
Tax benefit of stock awards vested (b)	-	-		(0.07)		(0.07)
Purchase amortization (c)	-	-		-		-
Adjusted diluted EPS (Non-GAAP)	$0.81	$0.48		$2.76		$2.23

Fully diluted shares	63,028	64,224		63,408		64,323

(a)
Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include that expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Cost of services	$5,609	$4,390	$21,876	$15,159
Research and development	3,341	2,567	13,081	8,814
Sales and marketing	1,543	1,147	6,003	4,345
General and administrative	4,659	3,822	18,401	14,941
Total equity-based compensation	$15,152	$11,926	$59,361	$43,259

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2022	December 31, 2021

ASSETS
Current Assets:
Cash and cash equivalents	$225,463	$263,706
Accounts receivable, net of allowance of $6,009 and $2,419, at December 31, 2022 and December 31, 2021, respectively	166,767	124,420
Prepaid expenses and other current assets	23,145	20,293
Total current assets	415,375	408,419

Property and equipment, net	12,803	13,889
Operating lease right-of-use assets	17,794	27,272
Goodwill, net	62,230	62,239
Deferred income taxes	37,206	7,650
Other assets	24,770	20,239
Total assets	$570,178	$539,708

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,701	$19,625
Accrued compensation and benefits	54,469	53,104
Accrued and other liabilities	24,569	22,741
Deferred revenue	208,807	153,196
Income taxes payable	2,049	376
Total current liabilities	315,595	249,042

Operating lease liabilities, long-term	14,065	23,157
Other non-current liabilities	13,718	16,865

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2022 and December 31, 2021	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 62,191,570 and 63,154,494 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	621	631
Retained earnings	253,711	269,841
Accumulated other comprehensive loss	(27,532)	(19,828)
Total shareholders' equity	226,800	250,644
Total liabilities and shareholders' equity	$570,178	$539,708

CMANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2022	2021

Operating activities:
Net income	$128,959	$110,472
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,663	7,914
Equity-based compensation	59,361	43,259
Loss on disposal of equipment	(89)	7
Deferred income taxes	(29,711)	(1,912)
Unrealized foreign currency (gain) loss	(1,515)	(493)
Changes in operating assets and liabilities:
Accounts receivable, net	(44,056)	(16,650)
Other assets	(10,247)	(6,533)
Accounts payable, accrued and other liabilities	11,794	12,256
Income taxes	765	(3,667)
Deferred revenue	57,706	40,530
Net cash provided by operating activities	179,630	185,183

Investing activities:
Purchases of property and equipment	(6,587)	(4,016)
Net cash used in investing activities	(6,587)	(4,016)

Financing activities:
Purchase of common stock	(204,460)	(120,418)
Net cash used in financing activities	(204,460)	(120,418)

Foreign currency impact on cash	(6,826)	(1,748)

Net change in cash and cash equivalents	(38,243)	59,001
Cash and cash equivalents at beginning of period	263,706	204,705
Cash and cash equivalents at end of period	$225,463	$263,706

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2021								2022
	1st Qtr	2nd Qtr	3rd Qtr		4th Qtr		Full Year		1st Qtr	2nd Qtr	3rd Qtr		4th Qtr		Full Year
GAAP Diluted EPS	$0.35	$0.48	$0.57		$0.32		$1.72		$0.48	$0.49	$0.47		$0.60		$2.03
Adjustments to GAAP:
Equity-based compensation	0.13	0.14	0.14		0.16		0.58		0.19	0.20	0.19		0.21		0.79
Tax benefit of stock awards vested	(0.06)	(0.01)	-		-		(0.07)		(0.07)	-	-		-		(0.07)
Purchase amortization	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.43	$0.61	$0.71		$0.48		$2.23		$0.60	$0.69	$0.66		$0.81		$2.76
Fully Diluted Shares	64,466	64,276	64,238		64,224		64,323		63,871	63,419	63,165		63,028		63,408

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$122,813	$132,308	$135,233	$135,861	$526,215	$139,540	$151,996	$156,674	$155,674	$603,884
EMEA	28,434	27,190	27,402	27,548	110,574	32,151	31,614	31,843	33,330	128,938
APAC	5,603	6,616	6,550	8,085	26,854	7,265	8,314	9,584	9,099	34,262
	$156,850	$166,114	$169,185	$171,494	$663,643	$178,956	$191,924	$198,101	$198,103	$767,084

GAAP Operating Income:
Americas	$16,116	$28,590	$29,727	$16,746	$91,179	$21,393	$24,507	$22,914	$30,475	$99,289
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	9,851	10,239	40,030
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	4,005	3,991	13,381
	$25,425	$39,357	$42,408	$27,143	$134,333	$33,972	$37,253	$36,770	$44,705	$152,700

Adjustments (pre-tax):
Americas:
Equity-based compensation	$10,051	$10,709	$10,573	$11,926	$43,259	$14,138	$15,538	$14,533	$15,152	$59,361
Purchase amortization	107	107	50	-	264	-	-	-	-	-
	$10,158	$10,816	$10,623	$11,926	$43,523	$14,138	$15,538	$14,533	$15,152	$59,361

Adjusted non-GAAP Operating Income:
Americas	$26,274	$39,406	$40,350	$28,672	$134,702	$35,531	$40,045	$37,447	$45,627	$158,650
EMEA	8,374	8,643	10,485	7,245	34,747	10,517	9,423	9,851	10,239	40,030
APAC	935	2,124	2,196	3,152	8,407	2,062	3,323	4,005	3,991	13,381
	$35,583	$50,173	$53,031	$39,069	$177,856	$48,110	$52,791	$51,303	$59,857	$212,061

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$2,932	$3,209	$823	($716)	$6,248	($2,268)	($4,568)	($6,152)	($5,124)	($18,112)
Costs and expenses	2,000	2,442	551	(887)	4,106	(2,043)	(3,862)	(5,412)	(5,354)	(16,671)
Operating income	932	767	272	171	2,142	(225)	(706)	(740)	230	(1,441)
Foreign currency gains (losses) in other income	(287)	315	(30)	(243)	(245)	711	2,056	1,569	353	4,689
	$645	$1,082	$242	($72)	$1,897	$486	$1,350	$829	$583	$3,248

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$79	($294)	($37)	$281	$29	$470	$710	$1,166	$1,900	$4,246
Foreign currency gains (losses) in other income	315	535	3	(9)	844	809	2,085	1,713	738	5,345
Total impact of changes in the Indian Rupee	$394	$241	($34)	$272	$873	$1,279	$2,795	$2,879	$2,638	$9,591

4. Other income includes the following components (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	($15)	($10)	($9)	$102	$68	$19	$92	$112	$373	596
Foreign currency gains (losses)	(287)	315	(30)	(243)	(245)	711	2,056	1,569	353	4,689
Other non-operating income (expense)	9	1	(3)	(91)	(84)	8	95	(69)	102	136
Total other income (loss)	($293)	$306	($42)	($232)	($261)	$738	$2,243	$1,612	$828	$5,421

5. Capital expenditures are as follows (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$569	$602	$987	$1,858	$4,016	$1,159	$1,084	$1,909	$2,435	$6,587

6. Stock Repurchase Activity (in thousands):

	2021					2022
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	214	244	123	128	709	383	417	347	206	1,353
Shares withheld for taxes due upon vesting of restricted stock	172	1	5	1	179	203	4	8	2	217
Total shares purchased	386	245	128	129	888	586	421	355	208	1,570

Total cash paid for shares purchased under publicly-announced buy-back program	$26,988	$32,894	$19,994	$20,117	$99,993	$49,965	$50,151	$50,000	$25,234	$175,350
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	19,414	190	762	59	20,425	27,143	528	1,242	197	29,110
Total cash paid for shares repurchased	$46,402	$33,084	$20,756	$20,176	$120,418	$77,108	$50,679	$51,242	$25,431	$204,460

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations. Over 97% of our reported performance obligations represent cloud native subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Remaining Performance Obligations	$421,196	$488,718	$573,712	$699,244	$809,540	$897,680	$969,603	$1,051,544

8. The 2017 U.S. Tax Cuts and Jobs Act eliminated the expensing of research and development costs as incurred for tax purposes beginning in 2022.

This law changes the timing of cash tax payments, increasing near-term taxable income and payments, but normalizing over time as these expenses are amortized. As such, our cash was negatively impacted by approximately $26 million in additional income tax payments. This legislation does not impact earnings per share, does not create any incremental expense obligation and does not impact our ability to operationally grow cash flow.

9. Guideposts

The following table shows our (i) actual 2022 cloud revenue and remaining performance obligations (“RPO”) results, (ii) revised 2023 cloud revenue guidepost, (iii) 2023 RPO guidepost published as of October 25, 2022, and (iv) guideposts published as of February 1, 2022, for cloud revenue and RPO for 2024.

Current Guideposts
($'s in millions)

Cloud Revenue
Year	Low	Mid	High	% Growth(1)
2022⁽²⁾	$176	$176	$176	44%
2023⁽³⁾	$232	$234	$236	33%
2024⁽⁵⁾	$310	$328	$345	40%

Remaining Performance Obligations
Year	Low	Mid	High	% Growth(1)
2022⁽²⁾	$1,052	$1,052	$1,052	50%
2023⁽⁴⁾	$1,300	$1,350	$1,400	28%
2024⁽⁵⁾	$1,600	$1,700	$1,800	26%

(1) Year-over-year percentage growth is calculated based on the actual or forecasted mid-points.
(2) Amount reflects actual results for 2022.
(3) Amount reflects revised range as of February 2, 2023.
(4) Amount remain unchanged from October 25, 2022.
(5) Amounts remain unchanged from February 1, 2022.

These guideposts are forward-looking statements and are subject to all the risks and uncertainties applicable to our shorter-term 2023 Guidance, as stated above. In addition, the further into the future we project our financial expectations, the greater the risk that actual results will differ materially; consequently, our longer-term guideposts may be inherently more uncertain than our shorter-term guidance.